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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 March 16, 2005
                (Date of Report/Date of earliest event reported)

                            PHELPS DODGE CORPORATION
             (Exact name of registrant as specified in its charter)

        NEW YORK                      001-00082                13-1808503
(State or other jurisdiction    (Commission File Number)      (IRS Employer
     of incorporation)                                     Identification No.)

                            One North Central Avenue
                           Phoenix, Arizona 85004-4414
              (Address and zip code of principal executive offices)

                                 (602) 366-8100
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

            On March 16, 2005, Phelps Dodge Corporation (the "Company") entered into a Participation Agreement (the "Participation Agreement") with Cyprus Amax Minerals Company, a Delaware corporation, Cyprus Metals Company, a Delaware corporation, Cyprus Climax Metals Company, a Delaware corporation, Sumitomo Corporation, a Japanese corporation ("SC"), Summit Global Management, B.V., a Dutch corporation, Sumitomo Metal Mining Co., Ltd., a Japanese corporation ("SMM"), Compania de Minas Buenaventura S.A.A., a Peruvian sociedad anonima abierta ("BVN") and Sociedad Minera Cerro Verde S.A.A., a Peruvian sociedad anonima abierta ("Cerro Verde").

            Pursuant to the Participation Agreement, a joint venture of SMM and SC - known collectively as "Sumitomo" - agreed to acquire an equity position of between 21 percent and 24.99 percent in Cerro Verde and BVN agreed to increase its ownership position from approximately 9.2 percent to as much as 20.1 percent. The agreement formalizes a previously announced agreement in principle among the Company, BVN and Sumitomo. The Company will maintain a majority interest in Cerro Verde. Final ownership percentages are dependent upon the decisions of the minority shareholders, who own shares of Cerro Verde that are publicly traded on the Lima Stock Exchange, and are entitled to participate in the equity offering. The transaction will be accomplished through a general capital increase process by Cerro Verde and is subject to customary closing conditions.

            The new capital to be invested by Sumitomo, Buenaventura and the other shareholders will total approximately $440 million. It will be used as partial financing for an $850 million expansion project to enable Cerro Verde to mine a primary sulfide ore body beneath the oxide ore body currently in production at Cerro Verde. The rest of the financing for the project is expected to come from project debt and cash flows from the existing operations. Pursuant to the Participation Agreement, the Company, Sumitomo and BVN agreed to provide, on a certain pro rata basis, a several portion of the completion guaranty that the senior lenders of such project debt are expected to require.

            Under the Participation Agreement, subject to certain conditions the Company agreed to indemnify Sumitomo for breach of certain representations and warranties in an aggregate amount not to exceed 50 percent of the approximately $265.2 million to $315.6 million subscription price to be paid by Sumitomo.

            The Company also issued a guaranty of the obligation of Cerro Verde to return to Sumitomo its full subscription price if the final closing conditions to the equity offering are not satisfied or waived.

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ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

      (c)   Exhibits.

EXHIBIT NUMBER                               DESCRIPTION
--------------                               -----------
 Exhibit 10.1                 Participation Agreement, dated as of March 16,
                              2005, among Phelps Dodge Corporation, Cyprus Amax
                              Minerals Company, a Delaware corporation, Cyprus
                              Metals Company, a Delaware corporation, Cyprus
                              Climax Metals Company, a Delaware corporation,
                              Sumitomo Corporation, a Japanese corporation,
                              Summit Global Management, B.V., a Dutch
                              corporation, Sumitomo Metal Mining Co., Ltd., a
                              Japanese corporation, Compania de Minas
                              Buenaventura S.A.A., a Peruvian sociedad anonima
                              abierta, and Sociedad Minera Cerro Verde S.A.A., a
                              Peruvian sociedad anonima abierta.

 Exhibit 10.2                 Guarantee, dated as of March 16, 2005, among the
                              Company, Sumitomo Corporation, a Japanese corporation, and Sumitomo Metal Mining Co., Ltd., a Japanese corporation.


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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           PHELPS DODGE CORPORATION
                                           (Registrant)

                                          By: /s/ Ramiro G. Peru
                                              ---------------------------------
                                              Name:  Ramiro G. Peru
                                              Title: Executive Vice President
                                                     and Chief Financial Officer

                                           Date: March 21, 2005

                                       4
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                                  EXHIBIT INDEX

EXHIBIT NUMBER                               DESCRIPTION
--------------                               -----------
 Exhibit 10.1               Participation Agreement, dated March 16, 2005.

 Exhibit 10.2               Guarantee, dated March 16, 2005


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